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                                                                 Exhibit 10.3.45

                                     LICENSE

         This License ("LICENSE"), made effective as of the date of last signature below ("Effective Date"), is by and between The Dow Chemical Company, a Delaware corporation ("DOW"), and Neoprobe Corporation, a Delaware Corporation ("NEOPROBE").

                                    RECITALS:

         WHEREAS, DOW and NEOPROBE have entered into a Technology Transfer Agreement, effective as of July 29,1992, ("TTA") and under the terms of Article 1.3(b) thereof NEOPROBE is entitled to a license of DOW's successor antibodies to ANTIBODIES; and

         WHEREAS, NEOPROBE exercised its rights to that license by a request for the license to DOW in a timely manner; and

         WHEREAS, NEOPROBE and DOW agree that this LICENSE is in accord with the TTA; and

         WHEREAS, NEOPROBE and DOW also have an ADDENDUM to the TTA, effective July 29,1992, an AMENDMENT EXTENSION of the TTA, effective January 1,1995, and a SECOND AMENDMENT to the TTA, effective April 15,1996; and

         WHEREAS, NEOPROBE and DOW have a License for the I2 technology under the terms of Articles 2.6 and 3.4(c) of the TTA, effective October 10,1995.

         NOW, THEREFORE, in consideration of the above premises under the TTA, and of the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1. All terms in this LICENSE are defined as in the TTA and its ADDENDUM, AMENDMENT EXTENSION and SECOND AMENDMENT, unless specifically otherwise stated herein.

         1.2      "TERRITORY" as used herein means the world.

         1.3 "SUCCESSOR ANTIBODIES" means antibodies modified from or derived from ANTIBODIES made by either Dr. Jeffrey Schlom and his associates at the Laboratory of Tumor Immunology and Biology, National Cancer Institute, National Institutes of Health and/or DOW under a CRADA, and its amendments, between NIH/NCI and DOW, during the term of that CRADA, and further described as:
          (1) monoclonal antibodies COL-1 through 15 which are directed against various restricted epitopes of the 180,000 dalton carcinoembryonic antigen complex; and
         (2) some forty (40) monoclonal antibodies directed against the purified TAG-72 antigen and designated CC1 through 92, including CC49; and intended as possible replacements for ANTIBODIES in the FIELD.

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         1.4 "RADIOLABELLED SUCCESSOR ANTIBODY" as used herein means a SUCCESSOR
ANTIBODY labelled with a radionuclide which is suitable for use in the FIELD particularly as described in DOW's and/or NIH's PATENTS and related know-how.

         1.5 "PATENTS" as used herein means all patent applications and patents, together with any continuations, divisions, reissues and extensions of the foregoing which claims cover the PRODUCT, use or sale of SUCCESSOR ANTIBODY or PRODUCT in the FIELD in the TERRITORY which are owned, licensed or controlled by DOW on the Effective Date, and are listed in APPENDIX A, attached hereto and made a part hereof. APPENDIX A shall be amended from time to time, at NEOPROBE's request, but no more frequently than once yearly, unless required to provide information to compute the payments due under this LICENSE.

         1.6 "PRODUCT" as used herein means a finished, packaged, product suitable for shipment and use in the FIELD, containing a 125I. RADIOLABELLED SUCCESSOR ANTIBODY.

         1.7 "NON-RADIOLABELLED PRODUCT" as used herein means a SUCCESSOR ANTIBODY antibody suitable for being radiolabelled with 125I.

                                   ARTICLE II
                               OBLIGATIONS OF DOW

         2.1 Grant of SUCCESSOR ANTIBODY Technology: DOW hereby grants to NEOPROBE, which hereby accepts, an exclusive license in the TERRITORY in the FIELD for use of the SUCCESSOR ANTIBODY technology, including but not limited to PATENTS, for the iodination of SUCCESSOR ANTIBODY to prepare PRODUCT or RADIOLABELLED SUCCESSOR ANTIBODY. NEOPROBE is also granted the RIGHT TO sublicense the PATENTS and related know-how.

         2.2 Transfer of DOW SUCCESSOR ANTIBODY Technology: Neoprobe hereby acknowledges that it has received technology pursuant to this LICENSE, under the confidentiality of the TTA and its various amendments, that NEOPROBE has conducted its due diligence of the PATENTS and has no additional issues with regard to PATENTS. DOW shall make available five (5) work days between the Effective Date and December 1, 1996 to answer any questions regarding know-how on SUCCESSOR ANTIBODIES. After December 1, 1996, no further obligation by DOW to NEOPROBE for such transfer shall exist. Samples of SUCCESSOR ANTIBODIES shall be on a basis that they are not available to NEOPROBE via ATCC deposits and that DOW has such samples available.

         2.3 DOW to Maintain PATENTS: DOW shall be responsible at its own cost and expense for prosecuting the PATENTS and for maintaining and extending the PATENTS. DOW shall use good faith efforts to prosecute, issue and maintain all patents in APPENDIX A. DOW shall promptly advise NEOPROBE of the grant, lapse, nullification, revocation, surrender, invalidation or abandonment of any of the PATENTS. DOW shall provide NEOPROBE with a copy of issued PATENTS where the text is in English and of all claims as finally granted in English of PATENTS issued in a language other than English.

         2.3 Patent Term Extension/Restoration: Although DOW shall be responsible for extension or restoration of PATENTS, NEOPROBE agrees to provide DOW with reasonably requested records, information and assistance to achieve the extension or restoration of any PATENTS.

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         2.4 Validity, Non-Infringement: DOW DOES NOT WARRANT that the manufacture, use and sale of the PRODUCT does not fall within the scope of third party patents or the industrial property rights of a third party.

         2.5 Disclaimer of Warranties as to PATENTS: DOW makes no representation that the inventions covered in any PATENTS are patentable or that the PATENTS are or will be valid or enforceable, nor does DOW warrant or represent that the exercise of the rights licensed hereunder is free of infringement of patent rights of third parties. Should any infringement or damages be alleged, suit brought or damages collected therefor, no damages are permitted to be collected from DOW.

         2.6 Infringement: If a claim is brought by a third party that manufacture, use or the sale of PRODUCT in the TERRITORY (regardless of use) infringes a patent of such third party, NEOPROBE will give prompt written notice to DOW of such claim if it concerns a PATENT. DOW shall have the sole discretion and right to seek to dispose of said claim or to conduct the defense of any suit resulting from such claim if outside the FIELD in the TERRITORY. NEOPROBE at its option and expense may participate in any suit resulting from such claim that directly affects its market in the FIELD in the TERRITORY.

         2.7      Enforcement:
                  (a) By DOW - DOW, at its sole discretion, may take action on its own behalf and expense to institute any action or proceeding by reason of infringement of any of the PATENTS. If either Party learns of any infringement of a PATENT, it shall promptly notify the other Party.

DOW shall have the first right, at its own expense, to prosecute all litigation against a third party infringer who may be infringing a PATENT. NEOPROBE shall provide all reasonable cooperation, including any necessary use of its name, required to prosecute such litigation. NEOPROBE shall be consulted concerning the litigation. DOW will bear the costs and shall be entitled to any recovery obtained from such litigation, settlement or compromise thereof.

                  (b) By NEOPROBE - If DOW does not prosecute such infringer or otherwise abate such infringement (which infringement must be of commercial significance to NEOPROBE in DOW's reasonable business opinion) within ninety
(90) days after giving or receiving notification of such infringement in the TERRITORY, unless an extension of the term is mutually agreed upon by the Parties, then, NEOPROBE shall have the right to prosecute such infringer at its own expense in the FIELD in the TERRITORY and shall be entitled to retain any recovery obtained from such litigation, settlement or compromise thereof. NEOPROBE's cost of litigation in any quarter may be credited against up to fifty (50%) percent of the royalties due to DOW under Article 3 in the following quarter.

                  (c) By neither NEOPROBE or DOW - If DOW decides, after consulting with NEOPROBE, that neither DOW nor NEOPROBE will defend the PATENT in the FIELD in the particular country in the TERRITORY, then the royalty for that PATENT in that country becomes zero (0%) percent upon that decision date.

         2.8 Invalidity - In the event that a PATENT in the TERRITORY is finally declared invalid or unenforceable in a judicial or administrative proceeding from which no appeal is or can be taken, then from and after that date no royalties shall be paid on the basis of that PATENT in the relevant country of the TERRITORY, provided, however, that royalties due for other PATENTS in the TERRITORY not so held invalid or unenforceable shall not be affected.

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         2.9 Settlement - Any settlement of an infringement suit, whether brought by DOW or by NEOPROBE, shall be subject to the consent of both Parties, which consent shall not be unreasonably withheld.

                                   ARTICLE III
                             OBLIGATIONS OF NEOPROBE

         3.1 License Fees: NEOPROBE agrees to and shall pay the following license fees to DOW pursuant to the rights granted NEOPROBE by DOW hereunder: a royalty as stated in Article 3.4(a), (b) and (d) of the TTA, to be paid for the life of any PATENT in any country in the TERRITORY in which PRODUCT or RADIOLABELLED SUCCESSOR ANTIBODY is manufactured or sold under any such PATENT, and if no PATENT(s) issues in a country, then so long as a royalty is due and payable under Article 3.4(b) of the TTA.
         This royalty is IN ADDITION TO that royalty due DOW under the TTA and under the License for the I2 Process under Articles 2.6 and 3.4(c) of the TTA. Once all PATENTS have expired and the term for payment under Article 3.4(b) of the TTA has lapsed, then NEOPROBE shall have a paid up license.

         3.2 Periodic Statements: Within forty-five (45) days after the initial shipment of PRODUCT and/or RADIOLABELLED SUCCESSOR ANTIBODY occurs, and promptly within thirty (30) days following each calendar quarter thereafter, NEOPROBE shall furnish to DOW complete and accurate statements, certified to be accurate by NEOPROBE, showing the number, description and gross sales price, itemized deductions from gross sales price and NET SALES of the PRODUCT and/or RADIOLABELLED SUCCESSOR ANTIBODY covered by this LICENSE distributed and/or sold by NEOPROBE during the preceding calendar quarter, together with any returns made during the preceding calendar quarter. These statements shall also include status of applications for regulatory approvals in the TERRITORY, manufacturing facilities and entity(ies), AFFILIATES or sublicensees that are preparing, making, using or selling PRODUCT or RADIOLABELLED SUCCESSOR ANTIBODY, and projected plans for commercialization and sales in the TERRITORY. Such statements shall be furnished to DOW whether or not any of the PRODUCT or RADIOLABELLED SUCCESSOR ANTIBODY has been sold during the preceding calendar quarter.

         3.3 Records: NEOPROBE agrees to keep accurate books of account and records covering all transactions relating to the LICENSE, and an independent certified public accountant selected by DOW and approved by NEOPROBE, which approval shall not be unreasonably withheld, shall have the right at all reasonable business hours to an examination of said books of account and records and of all other documents and materials in the possession or under the control of NEOPROBE with respect to the subject matter and terms of this LICENSE, and shall have free and full access thereto for said purposes and for the purpose of verifying payments due under Article 3.1 above. Any such examination shall be made no more frequently than once in any twelve (12) month period during the term hereof, unless DOW has reasonable cause for additional review. If such examination demonstrates that the royalty and fees paid by NEOPROBE to DOW have been understated by more than five percent (5%), then the cost of such examination shall be borne by NEOPROBE; otherwise, the cost of such examination shall be borne by DOW. All books of account and records shall be kept available for at least three (3) years after the year in which sales were made, including three (3) years after the last year that payments are due under Article 3.1 hereunder.

         3.4       Material Breach: Should NEOPROBE

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         (i) fail to make any payments when due to DOW under this LICENSE for a period of ninety (90) days after they are due without any cure or fail to fully cure within hundred (100) days from the payment due date; or
         (ii) fail to achieve the fifty thousand dollar ($50,000) annual minimum sales for NET SALES for PRODUCT, NON-RADIOLABELLED PRODUCT or SUCCESSOR ANTIBODIES during the first year of commercialization and every year thereafter as required under the TTA; or
         (iii) fail to meet the diligence requirements under Article 3.5; or
         (iv) assign this LICENSE without DOW's prior written consent; or
         (v) sublicense any portion of this LICENSE without providing DOW with a copy of the signed sublicense agreement within thirty (30) days of its signature and which sublicense shall have terms at least as rigorous by NEOPROBE's obligations under this LICENSE; or
         (vi) sell, sublicense or otherwise cause to be available on the market any PRODUCT or RADIOLABELLED SUCCESSOR ANTIBODIES for use outside the FIELD, unless a license is obtained by NEOPROBE from NIH for diagnostics with respect to the SUCCESSOR ANTIBODIES or unless a license is obtained by NEOPROBE from NIH and DOW for RIT with respect to the SUCCESSOR ANTIBODIES or unless a further license is obtained by NEOPROBE from DOW with respect to uses out side the FIELD; or
         (vii) fail to provide the periodic statements under Article 3.2;

then all rights and licenses granted by DOW shall terminate and revert to DOW, unless a modification in terms is agreed to in writing by DOW.

         3.5 Diligence: NEOPROBE shall use its reasonable commercial efforts under the circumstances to (i) commercialize the PRODUCT or RADIOLABELLED SUCCESSOR ANTIBODIES (which effort shall be no less than those of any other commercial product of NEOPROBE or its AFFILIATE(S) or sublicensee(s) and within the usual standards for such products in the pharmaceutical industry); and (ii) meet the benchmarks and diligence requirements stated in the signed NIH/NCI agreement for the FIELD. NEOPROBE agrees to supply to both DOW and NIH/NCI its development plan and establish the required benchmarks under the DOW sublicense with NIH/NCI.

         3.6 Confidentiality: NEOPROBE shall continue to hold all information received from DOW under Article 2.3(c) of the TTA and received under Article 2.2 of this LICENSE confidential and not disclose it to or make copies for anyone not an employee of NEOPROBE or its AFFILIATE for five (5) years from the Effective Date unless a written release is obtained from NIH/NCI and DOW. A copy of the release signed by NIH/NCI must be provided to DOW prior to NEOPROBE requesting DOW's release. An exception to this provision is that NEOPROBE may disclose the information to their outside counsel or consultants who are under just as strict a confidentiality agreement terms as the TTA and this LICENSE with NEOPROBE.

         3.7 Compliance for NIH/NCI: NEOPROBE acknowledges that it must comply with the TTA and its ADDENDUM especially with respect to the terms granted by NIH/NCI to DOW as reflected by the obligations under Article 2.3 of the TTA and the ADDENDUM to be able to practice under this LICENSE. As NEOPROBE shall perform DOW's obligations under DOW's sublicense from NIH/NCI, NEOPROBE agrees to comply with requests by NIH/NCI under any of DOW's obligations for SUCCESSOR ANTIBODIES in accord with the DOW CRADA for requirements during the CRADA's term and commercial sublicense from PHS.

         3.8 Indemnification: NEOPROBE shall defend, indemnify and hold DOW and its employees, officers, directors, agents and affiliates harmless from and against all liability, demands, damages, expenses

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and losses, including but not limited to death, personal injury, illness or property damage in connection with or arising out of the use by NEOPROBE, its AFFILIATES and sublicensees, directors, or employees of (a) any PRODUCT (meaning for this Article 3.8 either as granted hereunder for SUCCESSOR ANTIBODIES or as granted under the TTA for ANTIBODY or for their RADIOLABELLED PRODUCTS), or (b) the design, manufacture, distribution or use of any PRODUCT or technology or samples provided of SUCCESSOR ANTIBODIES or ANTIBODIES or other products or processes developed in connection with or arising out of this LICENSE in the FIELD. NEOPROBE agrees to maintain a liability insurance program consistent with sound business practice throughout the term of the TTA and this LICENSE.

                                   ARTICLE IV
                               GENERAL CONDITIONS

         4.1 Governing Law: This LICENSE shall be governed by and construed and interpreted in accordance with the laws of the State of Ohio, excluding any choice of law rules which may direct application of the laws of any other jurisdiction.

         4.2 Waivers: The failure of any Party to enforce any right hereunder shall not be deemed a waiver of that right of any continuing or subsequent breach of this LICENSE.

         4.3 Amendments: No amendment of or modification to this LICENSE shall be valid unless expressed in writing and signed by both Parties.

         4.4 Headings: Article and section headings contained in this LICENSE are included for convenience only and form no part of the LICENSE between the Parties.

         4.5 Severability: If any provision of this LICENSE is or becomes or is deemed invalid, illegal, unenforceable, in any jurisdiction,
                  (a) such provision shall be deemed amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable, or if it cannot be so amended without materially altering the intention of the Parties, it will be stricken;
                  (b) the validity, legality, and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction; and
                  (c) the remainder of this LICENSE will remain in full force and effect.

         4.6 Assignment: Except as expressly provided herein, this LICENSE (including any of the rights or obligations contained herein) may not be assigned by either Party without the prior written consent of the other, which consent may not be unreasonably withheld. This LICENSE shall be binding upon and inure to the benefit of DOW and NEOPROBE and their successors.

         4.7 Absence of Conflict: Each of the Parties, in order to induce the other Party to enter into and perform this LICENSE, hereby represents and warrants that neither the execution nor delivery of this LICENSE, or the consummation of the transactions herein contemplated, nor the fulfillment of or compliance with its terms and conditions, will conflict with, result in a breach of or constitute a default under any law, material contract, agreement or instrument by which it or its properties are bound. Each of the Parties further represents and warrants that it will take all corporate action necessary for the authorization, execution, delivery, and performance of this LICENSE and, when executed, this LICENSE will constitute a valid and binding obligation of each Party.

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         4.8 Use of Names: Nothing in this LICENSE shall imply any right by either Party to use the other Party's name, trademark, service mark, or logo of any kind without the prior written consent of such other Party, except if desired for purposes of publicizing the existence of the relationship of the Parties hereunder, which if done shall be done jointly by the Parties.

         4.9 Compliance with Law and Force Majeure : Anything to the contrary in this LICENSE notwithstanding, the obligations of each Party hereto shall be subject to all laws, regulations, or orders, both present and future, and any government having jurisdiction over such Party, including but not limited to the U.S. Export Administration Regulations. NEOPROBE agrees to comply with all necessary governmental regulations in the TERRITORY with respect to export of any PRODUCT or know-how, or SUCCESSOR ANTIBODY or RADIOLABELLED PRODUCT in the TERRITORY. NEOPROBE agrees to not export or re-export any know-how, PRODUCT, SUCCESSOR ANTIBODIES, or RADIOLABELLED PRODUCT received from DOW or the direct products of such technology to any prohibited country listed in the U.S. Export Administration Regulations unless properly authorized by the U.S. Government. NEOPROBE shall be responsible for the acts of its AFFILIATES, contractors, consultants and sublicensees. NEOPROBE assumes all liability if it or its AFFILIATES fails to obtain any of the necessary licenses or commits any violations of the United States Export Laws or Regulations (15 C.F.R. Section 700 et seq.).

         Neither of the Parties hereto shall be liable to the other for any loss, injury, delay, damages, or other casualty suffered or incurred by such other Party due to war, fire, flood, strike, labor trouble, breakage of equipment, accident, riot, action of governmental authority and laws, rules, ordinances, and regulations (including, but not limited to, those dealing with pollution, health, ecology, production of radioactive isotopes, or environmental matters), act of God, or contingency which is beyond the reasonable control of such Party, and any failure or delay by either of the Parties hereto in performance of any of its obligations under this LICENSE due to one or more of the foregoing cause shall not be considered a breach of this LICENSE.

         4.10 Further Assurances: The Parties agree to execute such additional document(s) as may be reasonably necessary, acceptable and appropriate to protect each Party's rights in connection with said Party's use of the other Party's technology.

         4.11 TTA: This LICENSE shall be held as fully satisfying each Party's obligation with regard to Article 1.3(b) under the TTA. Other provisions of the TTA and its ADDENDUM which must be retained with this LICENSE for the FIELD for the PROCESS are also included within the terms of this LICENSE. Such provisions include, but are not limited to, Articles 2.3,3.4(a), (b), (c) and (d) and the entire ADDENDUM.

         4.12 Notices: Any notice or other communication required or permitted to be given hereunder shall be in writing and deemed given when sent if by telex or facsimile transmission, or when deposited with the cable or telegraph company, or when mailed with first class postage prepaid or by courier, and shall be addressed as follows:

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         If to DOW:
                    Michael J. Mintz, Ph.D.
                    Director
                    External Technology
                    The Dow Chemical Company
                    2030 The Dow Center, Abbott Road
                    Midland, MI  48674

                    telephone: 517-636-9458
                    facsimile: 517-636-8127

         (Technology issues)
                    William Dowd, Ph.D.
                    Director
                    Materials R & D
                    The Dow Chemical Company
                    1707 Building, Washington Street
                    Midland, MI  48674

                    telephone: 517-636-1360
                    facsimile: 517-638-9547

         with a copy to:
                    Karen L. Kimble, JD
                    Senior Counsel
                    The Dow Chemical Company
                    1790 Building, Washington Street
                    Midland, MI  48674

                    telephone: 517-636- 1687
                    facsimile: 517-638-97862

         If to NEOPROBE:
                    Neoprobe Corporation
                    Attention: President
                    425 Metro Place North
                    Suite 400
                    Dublin, Ohio 43017-1367

                    telephone: 614-793-7500
                    facsimile: 614-793-7522

with a copy to:

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                    J. K. Mueller, Jr., Esq.
                    MUELLER AND SMITH, L.P.A.
                    MUELLER-SMITH BUILDING
                    7700 Rivers Edge Drive
                    Columbus, Ohio 43235

                    telephone: 614-436-0600
                    facsimile: 614-436-0057

         Either Party may give written notice of a change of address, and after such notice is received, any notice thereafter shall be given to such Party at such changed address.

         4.13 Prior Agreements: All terms from the TTA, ADDENDUM, AMENDMENT EXTENSION, SECOND AMENDMENT and License for the 12 technology are retained unchanged and all terms from the TTA also apply to this LICENSE unless specifically altered herein.

IN WITNESS WHEREOF, the Parties have caused this LICENSE to be executed in duplicate by their duly authorized representatives on the date last written below.

THE DOW CHEMICAL COMPANY                     NEOPROBE CORPORATION


By: s/ Fred P. Corson                        By: s/ David C. Bupp
    -------------------------------              -------------------------------
      Fred P. Corson                               David C. Bupp
Title: Vice President                        Title: President and
       Research and Development                  Chief Operating Officer

Date: May 1, 1996                            Date: May 1, 1996
      -----------------------------                -----------------------------

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